Merck Investor Briefing May 6, 2014

This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements are based upon the current beliefs and expectations of Merck’s management and are subject to significant risks and uncertainties. There can be no guarantees with respect to pipeline products that the products will receive the necessary regulatory approvals or that they will prove to be commercially successful. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements. Risks and uncertainties include, but are not limited to, general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; Merck’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of Merck’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2013 Annual Report on Form 10-K and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov). Forward-Looking Statement

No Duty to Update The information contained in the presentation set forth below was current as of May 6, 2014. While this presentation remains on the company’s website the company assumes no duty to update the information to reflect subsequent developments. Consequently, the company will not update the information contained in the presentation and investors should not rely upon the information as current or accurate after May 6, 2014.

Merck Investor Briefing 2014 Agenda CEO Perspective Ken Frazier Merck Research Laboratories Roger M. Perlmutter Global Human Health Adam H. Schechter New Launches Roger M. Perlmutter and Adam H. Schechter Suite of Opportunities Roger M. Perlmutter and Adam H. Schechter Break Harnessing Immune Mechanisms in Oncology Roger M. Perlmutter and Adam H. Schechter Roy D. Baynes and Frank K. Clyburn Summary Ken Frazier Q&A Panel Lunch

CEO Perspective Ken Frazier Chairman and Chief Executive Officer

Merck Has the Right Strategy to Drive Growth and Productivity New, Focused Model Suite of Opportunities Harnessing Immuno-Oncology

• New Management Team • Greater Integration of GHH and MRL • Investing Behind the Best Sources of Growth • Execution of Key Strategic Initiatives Merck Has the Right Strategy to Drive Growth and Productivity New, Focused Model Suite of Opportunities Harnessing Immuno-Oncology

• New Management Team • Greater Integration of GHH and MRL • Investing Behind the Best Sources of Growth • Execution of Key Strategic Initiatives Merck Has the Right Strategy to Drive Growth and Productivity New, Focused Model Suite of Opportunities Harnessing Immuno-Oncology Announced the Sale of Consumer Care to Bayer for $14.2 billion • Deal value ~7x sales • Expected close in 2H 2014 Entering CV collaboration with Bayer • ADEMPAS (riociguat): Launched in US, EU and Japan • Vericiguat (BAY102): Phase 2 • $1 billion up-front payment to Bayer

• Numerous Launches Planned in 2014 and 2015 • Launching into Large Markets with Unmet Needs • Opportunities in Immuno-Oncology and HCV • Leveraging Global Presence to Accelerate Growth Merck Has the Right Strategy to Drive Growth and Productivity New, Focused Model Suite of Opportunities Harnessing Immuno-Oncology

• MK-3475 File Accepted; Granted Priority Review • Unprecedented Execution to File MK-3475 • Growing Utility in Multiple Tumor Types • Building Partnerships and Collaborations • Expanding Into Combination Therapy Merck Has the Right Strategy to Drive Growth and Productivity Harnessing Immuno-Oncology New, Focused Model Suite of Opportunities

What Merck Has Delivered in the Past 2 Years  Launched new, focused model  Successfully defended key franchises vs competition  Executing the development program of MK-3475  Filed numerous NMEs with regulatory authorities  Generated strong free cash flow  Returned an industry-leading amount of capital to shareholders

Our Intention… To Be the Premier Research-Driven Biopharmaceutical Company − Bring innovation to patients and physicians − Invest in key areas to address unmet need − Access the best external science − Grow EPS off the 2014 base − Industry-leading return of capital to shareholders To deliver superior results to the stakeholders we serve

Merck Research Laboratories Roger M. Perlmutter Executive Vice President and President Merck Research Laboratories

Welcome to MRL-Boston

What We Will Cover Today • Guiding principles for Merck research • Progress in new drug registration and filings • Advancement in late stage development • Specific areas of interest: – Novel, direct-acting antiviral therapy for HCV – Progress in development of improved HIV regimens – New opportunities in immuno-oncology

MRL: Our Legacy Matters • Over decades MRL has built an enviable reputation for discovering, developing and registering breakthrough therapeutics • Our strengths in fundamental research provide a meaningful substrate for future growth • During the past year, we have sharpened our focus on programs that will deliver products with unambiguous promotable advantages over available therapies

MRL: Fundamental Principles Guiding Our Organization • Our Mission: To translate research breakthroughs into meaningful new therapeutics and vaccines • Our Aspiration: To become the premier, research-intensive biopharmaceutical organization in the world • Four maxims underlie our approach: – Great drugs build great franchises – Drug development is a team sport, and must be played that way – Scientific breakthroughs do not respect therapeutic areas – Products deserve phase-appropriate investment, no more and no less

2014: The Largest Number of Merck New Molecular Entities Approved in the United States in More Than a Decade. . .

2005	2006	2007	2008	2009	2010	2011	2012	2013	2014
	ZOLINZA	ISENTRESS	EMEND IV	SAPHRIS		VICTRELIS	ZIOPTAN		GRASTEK
	JANUVIA								RAGWITEK
	ZOSTAVAX								ZONTIVITY
	ROTATEQ								MK-3475
	GARDASIL								V503
									Suvorexant

Achieved

Anticipated

. . .with Other Filings Expected in the Near Term • Sugammadex – Repeat hypersensitivity study nearly complete – Complete response to be submitted in 2H 2014 • Odanacatib – Filing in 2H 2014 – Complete data to be presented at major scientific meetings later this year

Odanacatib Phase 3 Trial (PN018): Five-Year Blinded Efficacy Data in Women at High Risk for Osteoporotic Fractures



Base Study Sep 2007 – Oct 2012
1st Extension Study Jul 2012 – Nov 2014
2nd Extension Study Jul 2014 – Nov 2019
Lead Cohort Enrollment Began
SEPT 2007
Main Cohort Enrollment Began
FEB 2009
1st Extension Enrollment Began
JULY 2012
All continuing patients complete 4 years
DEC 2013
2nd Extension Enrollment Began
JULY 2014
Last patient transitions to Open Label
NOV 2014
Blinded: ODN
Blinded: ODN
At M60: Transition from Blinded to Open Label ODN[1]
Open Label ODN[2]
Blinded: Placebo
Blinded: Placebo

[1] Subjects will be switched to Open Label ODN once they have completed 5 years of blinded study medication since their base study randomization date.

[2] Both blinded ODN and placebo patients will transition to Open Label ODN.

MERCK Be well

Insights from the Odanacatib Phase 3 Fracture Study • Substantially reduced risk of osteoporotic fractures, including vertebral, non-vertebral and hip fractures, in the odanacatib treatment group • Fracture risk reduction associated with once-weekly odanacatib was robust and sustained • Adverse experiences were generally balanced between the odanacatib and placebo treatment groups • Among adjudicated adverse effects associated with odanacatib use, morphea (areas of skin thickening with itching) was reported uncommonly (<0.2%), with improvement after discontinuation, and femoral shaft fractures of an atypical type were rare (<0.1%). Both were higher than placebo. There were no reported cases of osteonecrosis of the jaw • Numerical imbalances were also seen for adjudicated atrial fibrillation and strokes, though major cardiovascular events were balanced overall

Beyond Current and Anticipated Filings, We Have Many Attractive New Programs in Phase 3 Trials • Omarigliptin (Once-weekly DPP-4) • Ertugliflozin (SGLT2 Inhibitor) • Inactivated VZV vaccine • MK-5172/MK-8742 (Hepatitis C) • Anacetrapib • BACE Inhibitor • House dust mite tolerogen • Doravirine (MK-1439, non-nucleoside reverse transcriptase inhibitor) - will enter in 2H 2014

Global Human Health Adam H. Schechter Executive Vice President and President Global Human Health

GHH Made Clear Choices to Deliver on Our Mission and Win… • We are focusing even more explicitly on: Therapeutic areas where payers will pay for innovation Top global and local customers Markets with the greatest opportunities Obtaining and maintaining prices Preparing for launches

Total deaths from diabetes are projected to increase by 50% in the next 10 years Antibiotic-resistant bacteria infects over 2 million Americans annually, resulting in 23,000 deaths ACUTE CARE HOSPITAL DIABETES Cervical cancer is the second most common cancer in women worldwide VACCINES Every year, 8 million people die from cancer ONCOLOGY Focus: These Areas Give Us a Strong Platform for Growth Sources: CDC, WHO

Focus: Priority Markets Where We Have the Greatest Opportunities TEN MARKETS = ~70% of Merck Revenue

Focus: Innovative Ways to Drive Growth in Other Markets New Technology Example

Focus: Innovative Ways to Drive Growth in Other Markets Operational Clusters Maximize Regional Efficiencies Example

~50 Top Global Customers Focus: Our Top Customers

Focus: Our Top Customers 1.4 Million Merck Customers Top 50 Customers Expected to Be 50% of 2016 Merck Revenue

Focus: Our Top Customers Cold Chain Supply Solution for Drugs and Vaccines Example

Focus: Our Top Customers Physician Education in Primary Care Through Univadis Example

New Launches Adam H. Schechter Executive Vice President and President Global Human Health Roger M. Perlmutter Executive Vice President and President Merck Research Laboratories

Merck Has Many Potential Near-Term Launches Immuno-Oncology – MK-3475 (Anti-PD-1) for advanced melanoma Insomnia – Suvorexant Cardiovascular – ZONTIVITY (vorapaxar) Vaccines – V503 for HPV-related cancers Allergy Immunotherapy – GRASTEK and RAGWITEK Hepatitis C Virus – Vaniprevir, filed in Japan Hospital Acute Care – Sugammadex Diabetes – SUGLAT, SGLT2, copromotion in Japan Diabetes – Omarigliptin, once-weekly DPP-4 inhibitor, in Japan Osteoporosis – Odanacatib

Merck Has Many Potential Near-Term Launches Immuno-Oncology – MK-3475 (Anti-PD-1) for advanced melanoma Insomnia – Suvorexant Cardiovascular – ZONTIVITY (vorapaxar) Vaccines – V503 for HPV-related cancers Allergy Immunotherapy – GRASTEK and RAGWITEK Hepatitis C Virus – Vaniprevir, filed in Japan Hospital Acute Care – Sugammadex Diabetes – SUGLAT, SGLT2, copromotion in Japan Diabetes – Omarigliptin, once-weekly DPP-4 inhibitor, in Japan Osteoporosis – Odanacatib

Suvorexant: A Novel MOA in an Unsatisfied Market • 10 billion annual doses globally – 50% chronic use • Many patients seek a new sleep aid • Vast Tier 3 coverage • Filed in US and Japan Source: IMS Lifestyle Modification 13 Do Nothing 9 OTC/Herbal 38 ~70mm Patients in US Blue box does not show up on screen with projector – save for BOSTON projector Rx 18

ZONTIVITY: A Novel MOA in an Unsatisfied Market

US Disease Burden	
Post-MI	**PAD**
• ~7.6 million prevalence, ~700,000 new or recurrent attacks per year	• ~8.5 million prevalence, of whom ~850,000 have classic symptoms (intermittent claudication)

- Significant long-term risk of thrombotic events remains

Zontivity™
(vorapaxar)

- First and only PAR-1 antagonist
- **Under review in US for post-MI or PAD** patients without history of stroke or mini-stroke (TIA)
- Relative risk reduction of 17% in these patients when added to standard therapy (aspirin and/or clopidigrel)

Source: AHA

MERCK
Be well

GRASTEK and RAGWITEK
New Options in Allergy Immunotherapy


FEB
MAR
APR
MAY
JUN
JUL
AUG
SEP
OCT
NOV
DEC
Average grass pollen season
Dosing for GRASTEK
Option for year-round dosing[1]
Average ragweed pollen season
Dosing for RAGWITEK

- ~12 million moderate/severe allergy sufferers in US sensitized to these pollens
- ~3 million allergy sufferers receive immunotherapy shots, but ~50% drop off within 12 months
- ~3 million refuse shots
- **Approved in US**

[1]3-year dosing for effectiveness through 1 GPS after cessation

SOURCES: 2011 Data Monitor and IMS.

MERCK
Be well

Odanacatib: A Novel MOA in an Unsatisfied Market • ~200 million women worldwide • 9 million fractures per year • In US alone, annual economic burden may exceed $25 billion by 2025 • 25%-30% of patients cannot tolerate bisphosphonates • Physicians/patients seek alternatives • Anticipate Tier 3 coverage • US Filing in 2H 2014 Sources: IMS and BMJ. 0 500 1,000 1,500 2,000 2,500 3,000 2006 2007 2008 2009 2010 2011 2012 2013 Patient Days of Therapy Treated Patients Are Declining M il li on s US EU

Suite of Opportunities Adam H. Schechter Executive Vice President and President Global Human Health Roger M. Perlmutter Executive Vice President and President Merck Research Laboratories

Vaccines: We Are a Leader • MRK ranked #1 in global sales • Broad portfolio • GARDASIL $1.8 billion sales in 2103/14% growth2 – 86% global share • ZOSTAVAX $0.8 billion sales in 2013/17% growth2 1Excludes SPMSD joint venture sales 2 Excluding foreign exchange Merck Vaccine Sales1 +14% CAGR 2010 2013 $3.8B MMRV MMRV RotaTeq RotaTeq Other Gardasil Gardasil Zostavax Zostavax Pneumovax23 Pneumovax23 $5.6B Other

V503: HPV Vaccine Designed for Broader Protection • 530,000 cervical cancer cases • Second most common cancer in women 15 to 44 years of age • ~85% in developing regions • $7 billion spent in US on screening & follow-up V503: Filed in US & EU • Significant opportunity in Emerging Markets • Increasing vaccination rates in mature markets Sources: WHO/ICO HPV Information Centre Summary Report 2010; Vaccine. 2012 Sep 14 V503: 5 more HPV types

HIV: ISENTRESS Remains a Strong Choice • Maintaining TRx in face of new competition • Maintains highest share in naive patient starts • Exciting opportunity with QD • Despite effective therapy, need remains 0 50,000 100,000 150,000 200,000 250,000 ISENTRESS US TRx Volume Source: IMS 0.00% 25.00% 50.00% ISENTRESS Other InSTI NNRTI PI Patient Share of ARV Initiations Q4 2012 Q2 2013 Q4 2013

HIV: Efficacy Is Linked to Adherence Convenience and Tolerability Are Critical HIV therapy is lifelong and requires high rates of adherence – neither the virus nor the regimens are forgiving HIV ARVs are associated with frequent safety, tolerability, and DDI challenges – Renal, CV, CNS, bone, and diabetes are the most frequent and impactful These challenges can lead to lack of adherence → resistance to one or more agents in the regimen → treatment failure

1,178,350 941,950 725,302 480,395 426,590 328,475 0% 20% 40% 60% 80% 100% 120% HIV- infected HIV- diagnosed Linked to HIV care Retained in HIV care On ART Suppressed viral load (≤200 copies/mL) P e rc entag e Engagement in HIV Care 0 20 40 60 80 100 HIV: Unmet Medical Needs Access and Effective Treatment in US Despite effective therapy, many HIV patients in the US are not virologically suppressed Source: MMWR 2011 60(47):1618-1623

HIV: Merck Is Committed to HIV Treatment • Merck has pioneered highly effective anti-retroviral therapy – Indinavir (1996) – Efavirenz (1998) – Raltegravir (2007) • ISENTRESS (raltegravir), administered twice daily, is the leading integrase inhibitor • Recent data from the AIDS Clinical Trials Group provides comparative information on non-nucleoside, reverse-transcriptase inhibitor-sparing regimens

HIV: ISENTRESS Comparative Efficacy and Tolerability Results of the A5257 AIDS Clinical Trials Group Study • Randomized open-label trial among 1,814 HIV-1 infected, treatment- naïve adults comparing three regimens: – Atazanavir/Ritonavir + TRUVADA (N = 605) – ISENTRESS + TRUVADA (N = 603) – Darunavir/Ritonavir + TRUVADA (N = 601) • Primary endpoints: – time to virologic failure – time to treatment discontinuation for toxicity • Pre-planned composite endpoint – the earlier occurrence of either virologic failure or discontinuation secondary to toxicity in a given study participant

HIV: ACTG 5257 Trial: Cumulative Incidence of Virologic or Tolerability Failure (Leading to Switch) A. Atazanavir/Ritonavir + TRUVADA (N = 605) B. ISENTRESS + TRUVADA (N = 603) C. Darunavir/Ritonavir + TRUVADA (N = 601) 0.00 0.05 0.10 0.15 0.20 0.25 0.30 0.35 0.40 0.45 0.50 0 16 32 48 64 80 96 112 128 144 160 176 192 Weeks Since Study Entry C u m u lat iv e I n c id e n c e Estimated Treatment Difference (97.5% confidence interval) Study Week ATV/RTV – RAL DRV/RTV-RAL ATV/RTV – DRV/RTV 48 10.9% (6.9%, 14.9%) 5.9% (2.3%, 9.5%) 5.0% (0.5%, 9.5%) 96 14.9% (10.2%, 19.6%) 7.5% (3.2%, 11.8%) 7.5% (2.3%, 12.7%) Primary endpoint follow-up A B C Treatment http://www.croiwebcasts.org/console/player/22165?mediaType=slideVideo&

HIV: Merck’s Pipeline is Designed to Improve Long-Term Efficacy for HIV-Infected Patients • Near/Mid-Term: improve overall efficacy by improving safety/tolerability • Long-Term: transformational approaches to HIV eradication Non-nucleoside reverse- transcriptase inhibitor Phase 2 QD ISENTRESS Doravirine (MK-1439) Doravirine Phase 3 Integrase inhibitor

HIV: Considerations in Developing New Non-Nucleoside Reverse- Transcriptase Inhibitors (NNRTIs) • Potency, half-life, and physical properties of NNRTIs are highly suited to QD fixed-dose regimens • However, novel structures with desirable attributes are rare – Over twenty years of chemistry • Many companies have tried and failed – Attributes critical for differentiation are difficult to achieve • Reduced CNS toxicity • Improved therapeutic efficacy in patients with high viral loads • Doravirine demonstrates favorable characteristics: high potency, daily dosing, and evidence of reduced CNS side-effects

HIV: Doravirine plus TRUVADA Effective in Controlling HIV Infection in Phase 2 Trials Number of Contributing Patients Doravirine all doses 166 166 165 165 163 165 Efavirenz 42 42 42 42 41 42 Protocol 007 Part I Percent of Patients with HIV RNA < 40 Copies/mL NC=F Approach 76% 64% 0 20 40 60 80 100 0 2 4 6 8 10 12 14 16 18 20 22 24 Pe rcen t o f Patien ts w it h HIV RN A <4 0 Co p ies/m L Weeks

HIV: Doravirine Builds on a Strong Foundation of Anti-Retroviral Therapy • Deep understanding of non-nucleoside reverse transcriptase inhibitors • Long history of clinical trials in HIV-infected patients • Opportunities exist to create cost-effective regimens in combination with potent, generic agents • Doravirine will be advancing into phase 3 studies with this approach in mind

Anti-Virals: Merck Has Developed Leading Programs that Address Substantial Needs • Human Papilloma Virus Vaccine (V503) • Human Immunodeficiency Virus • Human cytomegalovirus prophylaxis and treatment • Inactivated Varicella Virus Vaccine • Hepatitis C Virus

HCV: Fast-Growing Market With High Unmet Need • In US, 3.2 million people with chronic HCV – 50% diagnosed – ~170,000 – 200,000 cured – >450,000 may get insurance between 2014 and 2020 • Without changes to historical diagnosis and treatment paradigm, annual medical costs expected to rise to $85 billion in 5 years Source: Hepatitis C in the United States, Holmberg, NEJM 2013; Decision Resources (2013), Health care reform and Hepatitis C: a convergence of risk and opportunity - Milliman, 2013; CDC Draft Recommendations – May 18, 2002 The number of patients with cirrhosis will peak in the next 7-10 years 0 200,000 400,000 600,000 800,000 1,000,000 1,200,000 1 9 5 0 1 9 6 0 1 9 7 0 1 9 8 0 1 9 9 0 2 0 0 0 2 0 1 0 2 0 2 0 2 0 3 0 Nu m ber o f Case s Year Cirrhosis M 50+ M 31-50 M 0-30 F 50+ F 31-50 F 0-30

HCV: Our HCV-specific Therapies Have Advanced on a Broad Front • PEG-INTRON: interferon-based therapy • VICTRELIS: first-generation protease inhibitor • MK-7009: novel, first-generation protease inhibitor undergoing priority review in Japan • MK-5172: second-generation protease inhibitor with high barrier to resistance • MK-8742: potent NS5A inhibitor • Numerous earlier-stage polymerase inhibitors to support more- advanced regimens

HCV: Opportunities for Improved Therapies Efficacy: >90% SVR Safety: No significant AEs Convenience: One pill, once daily Duration: ≤12 weeks Affordability: Cost-effective

HCV: Our MK-5172/MK-8742 Regimen Has Desirable Properties for Curative Treatment of HCV Infection MK-5172 Highly Potent HCV Protease Inhibitor MK-8742 Highly Potent HCV NS5A Inhibitor MK-5172/MK-8742 Fixed Dose Combination Tablet  Highly potent against key genotypes  Not affected by viral mutations that limit efficacy of leading PIs, NS5As  Single tablet given once-daily, no food restriction  Breakthrough designation from FDA

HCV: MK-5172/MK-8742 Has Been Tested Across the Full Spectrum of HCV-Infected Patients C-WORTHy (Phase 2b): • MK-5172/MK-8742 once daily, with or without twice-daily ribavirin • 471 subjects with Genotype 1 infection • 8 or 12 weeks of therapy for easier-to-cure patients • 12 or 18 weeks of therapy for harder-to-cure patients Treatment-naïve Non-cirrhotic HIV co-infected Treatment-naïve Cirrhotic Mono-infected Treatment-naïve Non-cirrhotic Mono-infected Prior-null responder Cirrhotic Mono-infected Prior-null responder Non-cirrhotic Mono-infected HCV-Infected Patients

HCV: MK-5172/MK-8742 Treatment Yields Similar Responses Irrespective of Prior Response to Other Therapies 94 99 94 94 100 100 0 10 20 30 40 50 60 70 80 90 100 All G1a patients All G1b patients TN Cirrhotics G1a Null Cirrhotics G1a TN Cirrhotics G1b Null Cirrhotics G1b % P a tients HCV R N A <25 IU/m L 150 160 14 14 33 33 30 32 80 85 82 83

HCV: Efficacy of MK-5172/MK-8742 Demonstrated in HCV Patients Irrespective of Treatment Category (Interim ITT Analysis) Population MK-5172/MK-8742 + R 12 weeks MK-5172/MK-8742 (no R) 12 weeks G1-Infected Subjects 166/177 (94%) 127/135 (94%) By Cirrhosis Status Non-Cirrhotic HIV/HCV co-infected HCV mono-infected 128/135 (95%) 28/29 (97%) 100/106 (94%) 86/92 (93%) 26/29 (90%) 60/63 (95%) Cirrhotic 38/42 (90%) 41/43 (95%) By Prior Treatment History Treatment-naive 136/145 (94%) 97/102 (95%) Null 30/32 (94%) 30/33 (91%) By Sub-genotype G1a 107/115 (93%) 86/93 (92%) G1b 59/62 (95%) 41/42 (98%)

HCV: Safety Summary for MK-5172/MK-8742 in Hard-to-Cure Patients from the C-WORTHy Interim Analysis (ITT Data) Treatment-naïve + Cirrhosis PR-Null ± Cirrhosis Parameter All Patients n = 253 + RBV n =63 No RBV n = 60 + RBV n=65 No RBV n=65 Serious adverse event 7 (3%) 1 (2%) 2 (3%) 2 (3%) 2 (3%) Death 1 (<1%) 0 (0%) 0 (0%) 1 (2%) 0 (0%) Discontinued due to AE 3 (1%) 2 (3%) 0 (0%) 1 (2%) 0 (0%) Mean maximum decline in Hemoglobin from baseline (g/dL), (range) 1.8 (-0.8, 6.5) 3.0 (0.4, 6.5) 0.8 (-0.8, 2.4) 2.5 (-0.6, 4.7) 0.8 (-0.4, 2.2) Hemoglobin <10 g/dL 12 (5%) 8 (13%) 0 (0%) 4 (6%) 0 (0%) Hemoglobin <8.5 g/dL 1 (<1%) 1 (2%) 0 (0%) 0 (0%) 0 (0%) Total bilirubin >2xULN 18 (7%) 6 (10%) 0 (0%) 9 (14%) 3 (5%) Total bilirubin >5xULN 0 (0%) 0 (0%) 0 (0%) 0 (0%) 0 (0%) ALT/AST >2xULN† 6 (2%) 0 (0%) 2 (3%) 1 (2%) 3 (5%) ALT/AST >5xULN† 1 (<1%) 0 (0%) 0 (0%) 1 (2%) 0 (0%) † After initial normalization

HCV: We Have Advanced MK-5172/MK-8742 Into a Broad Phase 3 Efficacy Program Across HCV Genotypes and Patient Categories

HCV: MK-5172/8742 Combination Therapy Has Desirable Properties • Once-daily, fixed-dose combination • Direct-acting anti-HCV therapy with impressive activity in both ribavirin- containing and ribavirin-free regimens • Phase 3 studies to begin 2Q 2014 • Recent data from C-WORTHy phase 2 study demonstrate very competitive sustained virologic responses The HCV treatment paradigm can be advanced still further: C-SWIFT

HCV: Exploring A Short-Duration Treatment Paradigm for Eradicating HCV Infection: the C-SWIFT Study • Goal: develop the most convenient, shortest-duration highest efficacy regimen combining the best molecules in each of the major DAA classes • C-SWIFT Study Design – 140 patients – All patients receive MK-5172/MK-8742 + sofosbuvir • Targeted to commence shortly Arm N Genotype Treatment History Cirrhosis History Duration of Therapy 1 30 G1a/G1b TN Non-cirrhotic 4 wks 2 30 G1a/G1b TN Non-cirrhotic 6 wks 3 20 G1a/G1b TN Cirrhotic 6 wks 4 20 G1a/G1b TN Cirrhotic 8 wks 5 15 G3 TN Non-cirrhotic 8 wks 6 15 G3 TN Non-cirrhotic 12 wks 7 10 G3 PTF/TN Cirrhotic 12 wks

Diabetes: We Are a Leader • $5.8 billion sales in 2013/ 5% growth1 • Lead DPP-4 class with 65% global share • US showing recent progress • Additional opportunities – Once-weekly DPP-4 (Omarigliptin) – Combination with SGLT2 (MK- 8835) – Insulin glargine (MK-1293) Maintains US DPP-4 market leadership 81% 77% 74% Jan-12 Jan-13 Jan-14 JANUVIA Family saxagliptin linagliptin alogliptin 1 Excluding foreign exchange Source: IMS

Diabetes: JANUVIA is the Leading DPP-4 Inhibitor • Ongoing safety surveillance provides reassurance that sitagliptin is well- tolerated in diabetic patients • Sitagliptin outcomes study (TECOS) will provide a wealth of data on the clinical cardiovascular impact of sitagliptin treatment: – 14,000 patients with Type 2 diabetes (HbA1c >6.5, <8) – 50 years and older with documented cardiovascular disease – Primary endpoint: Time-to-first-cardiovascular-event – Secondary endpoints include time-to-congestive-heart-failure – Data could be available by year-end (event-driven trial)

Diabetes: Omarigliptin Behaves Similarly to Daily Sitagliptin with Respect to HbA1c Lowering in Japanese Patients -1.0 -0.8 -0.6 -0.4 -0.2 0.0 0.2 0.4 0 4 8 12 16 20 24 L s Mean ± S E Cha n ge fro m Baselin e Week Omarigliptin 25 mg QW baseline = 7.9% Sitagliptin 50 mg QD baseline = 8.0% Placebo baseline = 8.1%

Diabetes: We Have Developed a Broad Program Supporting the Registration of Omarigliptin… • Comprehensive phase 3 program will support a broad range of indications in the treatment of patients with type 2 diabetes, including use in monotherapy and combinations • Ten phase 3 studies are proceeding, involving nearly 8,000 subjects, underpinning registration plans in the US, EU, Japan and ROW • The program includes outcomes studies to support cardiovascular safety and use in patients with renal insufficiency • Filing will begin in Japan by year-end

Diabetes: Partnering with Pfizer to Develop Ertugliflozin as Monotherapy and Combination Therapy for Type 2 Diabetes • Ertugliflozin is an SGLT2 inhibitor which has demonstrated impressive efficacy in reducing HbA1c levels • Ertugliflozin development will support indications for the treatment of patients with type 2 diabetes including use in monotherapy and combinations – Program supports fixed dose combinations of ertugliflozin and sitagliptin and ertugliflozin and metformin • Seven phase 3 studies, involving ~8,300 subjects will support registration in the US, EU, and ROW (ex-Japan) – The program includes outcomes studies to support cardiovascular safety and use in patients with renal insufficiency

Diabetes: Development of a Glucose-Responsive Insulin was Proposed More than 30 Years Ago Lectin Receptor Insulin Receptor Insulin Response (glucose lowering) Insulin Receptor-Mediated IOC Degradation Lectin Receptor-Mediated IOC Degradation Insulin-Oligosaccharide Conjugate

Diabetes: An Insulin-Oligosaccharide Conjugate Would Only Act on the Insulin Receptor Under Conditions of High Ambient Glucose Levels Glucose Insulin Response (glucose lowering) Insulin Receptor-Mediated IOC Degradation Lectin Receptor-Mediated IOC Degradation Insulin-Oligosaccharide Conjugate

Results: Glucose infusion required to maintain glycemic targets with L-490 is lower than that required for native insulin under euglycemic conditions Diabetes: Pre-Clinical Data Support Advancing an Insulin-Oligosaccharide Conjugate into Clinical Trials Steady-State (90-120) GIR * * * 0 5 10 15 20 25 75 100 150 200 400 Mg /k g mi n [Glucose] Humulin L-490

Merck has Numerous Sources of Value in Its Late-Stage Pipeline: A Suite of Opportunities • Second-generation HPV Vaccine • Novel HIV therapies, including Doravirine that will be entering phase 3 trials • Novel, direct-acting anti-viral therapy for HCV, currently in phase 3 studies • Long-acting DPP-4 inhibitor for diabetes • Alternative approaches to metabolic disease: GPR-40 agonists, glucose-sensitive insulin molecules Oncology therapeutics provide meaningful new opportunities to improve human health

Break

Harnessing Immune Mechanisms in Oncology Roger M. Perlmutter Executive Vice President and President Merck Research Laboratories Adam H. Schechter Executive Vice President and President Global Human Health

Cancer Is a Significant Global Burden • Cancer is a leading cause of death worldwide – 14 million people are diagnosed and about 8 million die each year • Annual cancer cases expected to rise to 22 million in the next two decades • Cancer deaths are predicted to rise to 13 million per year worldwide in the next two decades • Cancer costs over $200 billion annually – It also costs us the people we love Sources: CDC, WHO, ASCO

Oncology: Significant Global Resources Expanding Factors Driving Growth: • Innovation/price • Duration of treatment • Number of patients Sources. IMS, Evaluate Pharma $0 $20 $40 $60 $80 $100 $120 $140 2013 2020 Global Oncology Sales Projected to Grow $76 $120 Sal e s ($B )

Merck…Committed to Cancer Care • Long history of breakthrough innovations in many therapeutic areas • We are investing to be a leader in Oncology – MK-3475 breakthrough that has the potential to transform cancer treatment – Top priority for Merck – Focusing resources for MK-3475 launch and beyond – Created an integrated Global Business Unit

Pathology of Tumors Suggests a Role for Immune System Effects on Growth • Many tumor masses grow within an inflammatory milieu • Lymphocytes, macrophages and dendritic cells are easily rescued from tumor stroma • Rare examples of spontaneous regression of cancer have been reported, most often in malignant melanoma Can immune mechanisms be harnessed to eradicate tumors?

Key Events in Immunotherapy Enthusiasm Phase 1978 – 1985 Renaissance Phase 2000 – current 1960s 1970s 1980s 1990s 2000s 2010-12 From Weinberg, R. The Biology of Cancer Skepticism Phase 1985 – 2000 1890s First cancer vaccine developed (Coley’s “toxins”) 1960s Adjuvants (e.g., BCG) shown to eradicate some tumors 1996 IFN-a approved as adjuvant therapy 1998 IL-2 approved for RCC & melanoma 1986 IFN-a approved as HCL cancer immuno- therapy 1978 Tumor- specific mAbs 2011 Ipilimumab/ anti-CTLA-4 approved for advanced melanoma 2012 First clinical data for anti-PD-1 1953 Coley’s work first published 1976 Immune component to spontaneous regressions in melanoma 1985 Adoptive immuno- therapy for patients with cancer 2010 First cellular immuno therapy approved for prostate cancer (Provenge) 1991 First tumor antigen cloned (MAGE-1)

Immune Responses: Balance of Positive and Negative Signals



Primary Stimulation
APC or Tumor cell
CD80/86
MHC
CD28
TCR
Naive T cell
CTLA-4
PD-1
GITR
Activated T cell
Tumor cell
CD80/86
PD-1L
CTLA-4
PD-1
-
inhibitory signal
Anergic T cell
Immune Checkpoint Regulation
stimulatory signal
+
GITR
Activated T cell
CD28
CD137
CD27
GITR
Homeostasis
CTLA-4
PD-1
LAG3
TIM3
Activation
Inhibition

MERCK Be well

PD-1 Is Important for Immune Tolerance • PD-1 is an activation antigen expressed on T and B lymphocytes • PD-1 interacts with its ligands (PD-L1 and PD-L2) to inhibit activation of T lymphocytes & anti-tumor immune response • Human cancers can ‘hijack’ the PD-1 pathway • PD-1 Blockade may reactivate anti-tumor immunity

MK-3475 Is a Potent Antibody Against PD-1 • First-in-human study of MK-3475 in melanoma (Hamid et al, NEJM 369:134) • Expanded study platform permits assessment of activity in non-small-cell lung cancer, uroepithelial tumors, triple-negative breast cancer, squamous cell cancer of the head and neck, and some hematological malignancies • A recently initiated signal detection study is exploring activity in 20 different tumor types selected on the basis of PD-L1 expression

MK-3475 Clinical Activity in a Patient with Advanced Melanoma • 72 year-old male with melanoma progressed following chemotherapy, high-dose IL-2, and ipilimumab • Patient was placed on oxygen support due to progressive lung disease burden and pleural effusion • After 3 months of MK-3475, the patient no longer required oxygen support. The tumor response has continued to the current day Baseline: 13/Apr/2012 27/July/2012 Courtesy of A. Ribas M.D.

Maximum Percent Change From Baseline in Tumor Size Evaluable Patients1 (Central Review, RECIST v1.1) Percentage changes >100% were truncated at 100%. Horizontal dotted line represents –30%. Analysis cut-off date: July 26, 2013. 1Evaluable patients were those with measurable disease at baseline per central review. Individual Patients ‒100 ‒80 ‒60 ‒40 ‒20 0 20 40 60 80 100 Cha n ge fro m Baseline in Sum o f L o n g est Diame ter o f T arget Lesio n , % IPI treated IPI naive MK-3475 produced a reduction in tumor size in 74% of evaluable patients

Immunoregulatory Therapy in Oncology: Bending the Survival Curve? Control Standard or other therapy Checkpoint blockade Combination Time % S ur v iv a l Aspirational Goal:

The Opportunity: Targeting Immunomodulators Mellman et al. Nature 480, 480-489 (2011). Activating Receptors Inhibitory Receptors Agonist antibodies Antagonist antibodies Optimal cancer immunotherapy combinations

Rethinking Cancer Therapy • What are the determinants of responsiveness? • What can be done to increase the representation of tumor-reactive cells, and to trigger their activation? • Why is immunomodulatory therapy selective?

Lawrence et al, Nature 499:214 (2013) The hypermutation hypothesis: High frequency of somatic hypermutations in tumors may lead to greater immune stimulation and improved responses to immunomodulatory therapies. Frequency of Somatic Mutations Varies by Tumor Type: Does This Influence Immune Recognition?

Harnessing Immune Mechanisms in Oncology Roy D. Baynes Senior Vice President Global Clinical Development Merck Research Laboratories

Merck’s Strategy in Immuno-Oncology • Building a foundation with monotherapy – Beginning with refractory patients – Expanding into earlier stages – Exploring multiple tumor types – Providing broadest clinical data set • Expanding experience in combination therapy – Standard of care, emerging approaches, and other immunotherapy agents

1. MK-3475 binds PD-1 2. Bound MK-3475 blocks the interaction between PD-1 and PD-L1 3. Anergic MK-3475-bound cells become activated 4. Activated cells promote immune-mediated tumor cell killing MK-3475 Mechanism of Action PD-1 Tumor cell PD-L1 Anergic T cell Tumor cell Activated T cell Tumor cell MK-3475 Activated T cell MC38 Mouse Colon Adenocarcinoma Model Control mAb treated Anti-PD1 treated Pink = CD8 T-cell infiltrate

Melanoma Phase 1 Trial Design MK-3475 Treatment: 10 mg/kg IV Q2W, 10 mg/kg IV Q3W, or 2 mg/kg IV Q3W Response assessment • Primary: RECIST 1.1 per independent central review • Secondary: immune-related response criteria (irRC)3 per investigator assessment 93 1 Response was assessed every 12 weeks following the start of MK-3475 treatment. 2 Patients with progression at week 12 could remain on treatment until confirmation of progression ~1 month later. 3 Wolchok JD, et al. Clin Cancer Res. 2009;15:7412-7420. Complete or partial response or stable disease Continue treatment until progression or unacceptable toxicity -28 days Screening Mandatory Biopsy C1D1 Response Assessment1 Wk 12 Treatment Nonrandomized Cohort Progressive disease or unacceptable toxicity Discontinue study2

Melanoma: Rapid Response to MK-3475 76-year-old male with desmoplastic melanoma with progression after ipilimumab WEEK 9 (following third dose) WEEK 3 (following first dose) DAY 1 Baseline Courtesy of Dr. Wen-Jen Hwu

Week 52 Week 24 July 2013 Melanoma: Tumor Flare With Delayed Response to MK-3475 February 2013 Week 12 Baseline November 2012 Baseline Case provided by C Robert. Courtesy of Dr. Caroline Robert and Institut Gustave-Roussy.

Melanoma: Time to Response and Durability 96 0 10 20 30 40 50 60 70 80 Time, weeks Indivi d u al P at ie n ts IPI treated IPI naïve Complete response Partial response Progression Response ongoing and alive First tumor assessment Bars represent the relative number of weeks from first MK-3475 dose to progressive disease (PD) or last nonPD assessment. Analysis cut-off date: July 26, 2013. Central Review, RECIST v1.1

Melanoma: Kaplan-Meier Estimates of Overall Survival 97 Median, mo Rate, 6 mo Rate, 12 mo 2 mg/kg Q3W NR 91% 86% 10 mg/kg Q3W NR 93% 79% 10 mg/kg Q2W NR 86% 82% Total NR 89% 81% • Median OS not reached for any dosing cohort • Results were similar in IPI-naïve and IPI-treated patients 0 10 20 30 40 50 60 70 80 90 100 O v eral l Sur v iv a l, % 0 1 2 3 4 5 6 7 15 16 18 19 Time, months n at risk 2 mg/kg Q3W 22 21 21 21 21 20 19 19 19 19 17 17 16 10 mg/kg Q3W 56 56 53 53 49 48 47 44 44 44 42 39 38 10 mg/kg Q2W 57 55 53 51 47 46 45 44 44 43 43 43 43 8 9 10 11 12 13 14 17 20 11 32 42 8 24 41 0 16 40 0 7 36 0 0 25 0 0 13 0 0 3 0 0 0 Analysis cut-off date: July 26, 2013.

Melanoma: Preliminary Data on PD-L1 as a Predictive Biomarker • PD-L1 is positive in a majority of patients • Degree of positivity may have some association with response • Overall findings suggest that it is not a useful segmentation tool in malignant melanoma

MK-3475: Melanoma Program REGISTRATION PHASE 1 PRECLINICAL C O M B IN A T IO N Melanoma BRAF & MEK Inh (GSK) (PN022) Melanoma with Ipi / Sylatron (PN029) NSCLC with chemo, IPI & TKI (PN021) Phase 3 Melanoma IPI naïve (KN006) Phase 2 Melanoma IPI refractory (KN002) Phase 3 Melanoma adjuvant Melanoma & NSCLC (KEYNOTE001) Melanoma brain metastasis (KN027) M O N O T H E R A P Y Ongoing Planned STUDIES IPI/Sylatron (KN029) Melanoma BRAF & MEK Inhibitor (GSK) (KN022) Melanoma with T-VEC (AMGN) KN = Keynote.

Potentially Immune-Related AEs • Pneumonitis • Hypothyroidism • Hyperthyroidism • Adrenal insufficiency • Transaminase elevations • Renal insufficiency • Colitis • The toxicities are immune based and distinct from the usual chemotherapy toxicities 100 Analysis cut-off date: July 26, 2013. In clinical trials, most immune-mediated adverse reactions were reversible and managed with interruptions of treatment, administration of corticosteroids, and supportive care.

Merck Announces… • BLA accepted by FDA for Priority Review in advanced melanoma – Proposed indication for metastatic melanoma patients previously treated with ipilimumab (refractory) – PDUFA date October 28, 2014 • Plans to file for advanced melanoma in EU in 2014 • Ongoing development for advanced melanoma in Japan

NSCLC: Phase 1 Trial Design


C1D1
Screening
-28 days
Treatment
Wk 12
Response Assessment[1]
Complete or partial response or stable disease
Continue treatment until progression or unacceptable toxicity
Progressive disease or unacceptable toxicity
Discontinue study[2]

MK-3475 Treatment: 10 mg/kg IV Q3W

Response assessment

- Primary: RECIST 1.1 per independent central review
- Secondary: Immune-related response criteria (irRC)[3] per investigator assessment

1 Response was assessed every 12 weeks following the start of MK-3475 treatment.
2 Patients with progression at week 12 could remain on treatment until confirmation of progression ~1 month later.
3 Wolchok JD, et al. *Clin Cancer Res.* 2009;15:7412-7420.

MERCK Be well

0 20 40 60 80 Time, weeks AN 169 AN 181 AN 196 AN 197 AN 201 AN 179 AN 173 AN 161 AN 152 Single-Arm Cohort of 38 NSCLC Patients Who Had Failed 3L+ Therapy NSCLC: MK-3475 Responders Have Prolonged Duration of Response • 7/9 responders on treatment at time of analysis • Median PFS of responders not reached at 62 weeks • AN 179: Stopped MK for local therapy to brain metastasis; MK resumed based on continued systemic response • AN 169: After 1 dose, MK stopped for unrelated grade 4 hypercalcemia; response maintained without further treatment; per protocol, follow-up ceased at 39 weeks Garon EB. Prelim clinical safety and activity of MK-3475 monotherapy for the treatment of previously treated patients with non- small cell lung cancer (NSCLC). The 15th World Conference on Lung Cancer, Oct 27-31, Sydney Australia. Abstract 2416. On therapy Off therapy Therapy continuing Confirmed response Progression

NSCLC: Patients With PD-L1 Biomarker May Be More Likely to Benefit From MK-3475 Best Overall Response Rate (95% Confidence Interval) by RECIST Cut point Prevalence PD-L1 - PD-L1 + Total ≥50% staining ~25% N=88 11% (6%, 20%) NPV: 89% N=41 37% (22%, 53%) PPV: 37% N=129 19% (13%, 27%) ≥1% staining ~45%-70% N=42 7% (2%,20%) NPV: 93% N=87 25% (17%,36%) PPV: 25% N=129 19% (13%, 27%) PD-L1 and Radiologically-Evaluable patients (n=129)1; RECIST v1.1 by Independent Central Review NPV=negative predictive value; PPV=positive predictive value. Data cut-off for analysis was Dec 31, 2013. 1 Evaluable patients were those patients in the training set with evaluable tumor PD-L1 expression who had measurable disease at baseline per central review.

MK-3475: NSCLC Program REGISTRATION PHASE 1 PRECLINICAL C O M B IN A T IO N RCC with axitinib (PFE) 41BB (PFE) Melanoma with T-VEC (AMGN) NSCLC with abraxane (PN026) NSCLC with IDO1 (INCY) Phase 2/3 NSCLC (KN010) Phase 3 NSCLC 1st line Melanoma & NSCLC (KEYNOTE001) M O N O T H E R A P Y Ongoing Planned STUDIES NSCLC with IDO1 (INCY) NSCLC with abraxane KN026 chemo, IPI, & TKI (KN021) KN = Keynote.

MK-3475 Summary • Significant efficacy in metastatic melanoma with durable response – ~88% of patients still in response – 81% OS rate at 12 months; median OS not reached • Significant efficacy in metastatic NSCLC (3L+) – Responses seen in ~20% of patients – Response more common in patients with high-level expression of PD-L1 – Role of biomarkers being analyzed in ongoing pivotal studies • Most adverse events can be readily and successfully managed • BLA filed in US and plans to file in EU • Melanoma and NSCLC development also ongoing in EU and Japan • Early signals in head & neck and bladder • Clinical development ongoing in 30 tumor types • Monotherapy and combinations 106

MK-3475: Other Tumor Types

PHASE 1 → REGISTRATION

MONOTHERAPY

Phase 1

- Melanoma & NSCLC (KEYNOTE001) — Ongoing
- Melanoma brain metastasis (KN027) — Ongoing
- Head & neck, bladder, triple neg breast, & gastric (KN012) — Ongoing
- Hematologic malignancies (KN013) — Ongoing
- MSI-high Colorectal and non-colon (KN016) — Ongoing
- Biomarker + 20 multiple solid tumors (KN028) — Ongoing

Registration

- Phase 3 Melanoma IPI naïve (KN006) — Ongoing
- Phase 2 Melanoma IPI Refractory (KN002) — Ongoing
- Phase 2/3 NSCLC (KN010) — Ongoing
- Phase 3 Melanoma adjuvant — Planned
- Phase 3 NSCLC 1st line — Planned
- Phase 3 Head & neck — Planned
- Phase 3 Bladder — Planned

COMBINATION

Ongoing	Planned
Melanoma with IPI/Sylatron (KN029)	Melanoma with T-VEC (AMGN)
Melanoma BRAF & MEK Inh (GSK) (KN022)	NSCLC with abraxane (KN026)
NSCLC with chemo, IPI, & TKI (KN021)	NSCLC with IDO1 (INCY)
RCC with pazopanib (GSK) (KN018)	RCC with axitinib (PFE)
MM with lenalidomide & dexamethasone	Solid tumors with 41BB (PFE)
	HER2+ breast with trastuzumab

STUDIES

- Ongoing
- Planned

KN = Keynote.

MERCK
Be well

Preclinical Data: Combining MK-3475 With Anti-GITR Results in Synergy (Mouse Model) Combination of increasing the immune response (anti-GITR) with blocking an immune inhibitor (MK-3475) appears effective Large MC38 Tumors (300 mm3 starting volume) Day Post Anti-GITR and/or MK-3475 All doses 5 mg/kg M e a n T umor V olume, m m 3 0 10 20 30 0 1,000 2,000 3,000 Isotype ctrl d0,7,14 anti-GITR d0,7,14,21 anti-PD1 d0,7,14,21 (anti-GITR+MK-3475) d0,7 10/10 CR 2/10 CR 2/10 CR 0/10 CR Confirm volume on y axis Spacing before starting

Syngeneic RenCa Model in Female BALB/c Mice Spontaneous Renal Cortical Adenocarcinoma Preclinical Data: Combining MK-3475 With Anti-LAG3 Results in Synergy (Mouse Model) Combination of blocking 2 immune inhibitors (MK-3475 and anti-LAG3) appears effective MK-3475 (5 mpk, ip, Q4D x 4) Isotype Anti-LAG3 (10 mpk, ip, Q4D x 4) MK-3475 (5 mpk) + Anti-LAG3 (10 mpk) 0 2 4 6 8 10 12 14 16 18 0 200 400 600 800 1000 1200 Days of Treatment T u m or V ol u me, m m 3 28% TGI 61%REG 4/7 CR

Merck Oncology: Broad Universe of Partnerships

Merck Immuno-Oncology Pipeline

PRECLINICAL → PHASE 1 → REGISTRATION

MONOTHERAPY

PRECLINICAL	PHASE 1		REGISTRATION
Anti-LAG3	Melanoma & NSCLC (KEYNOTE001)	Biomarker + 20 multiple solid tumors (KN028)	Phase 3 Melanoma IPI naïve (KN006)
Other agonists	Melanoma brain metastasis (KN027)		Phase 2 Melanoma IPI refractory (KN002)
	Head & neck, bladder, triple neg breast & gastric (KN012)		Phase 2/3 NSCLC (KN010)
	Hematologic malignancies (KN013)		Phase 3 Melanoma adjuvant
Other antagonists	MSI-high Colerectal and noncolon (KN016)		Phase 3 NSCLC 1st line
			Phase 3 Head & neck
	Anti-GITR: Solid tumors		Phase 3 Bladder

COMBINATION

Melanoma with IPI/Sylatron (KN029)	Melanoma with T-VEC (AMGN)
Melanoma BRAF & MEK Inh (GSK) (KN022)	NSCLC with abraxane (KN026)
NSCLC with chemo, IPI, & TKI (KN021)	NSCLC with IDO1 (INCY)
RCC with pazopanib (GSK) (KN018)	RCC with axitinib (PFE)
MM with lenalidomide & dexamethasone	Solid tumors with 41BB (PFE)
	HER2+ breast with trastuzumab

STUDIES

- Ongoing (teal)
- Planned (orange)

KN = Keynote.

MERCK
Be well

What to Expect at ASCO • Merck will have more than 15 company-sponsored abstracts on MK-3475, including 6 oral presentations covering: – Advanced melanoma – Non-small-cell lung cancer – Head & neck cancer

ASCO: Multiple Presentations in Advanced Malignant Melanoma

Title	Type/Session	Date
Efficacy and Safety of the Anti-PD-1 Monoclonal Antibody MK-3475 in 411 Patients (Pts) With Melanoma (MEL)	Oral Presentation; Melanoma / Skin Cancers	Monday, June 2 3:00PM–6:00PM
Baseline Tumor Size Is an Independent Prognostic Factor for Overall Survival in Patients With Metastatic Melanoma Treated With the Anti-PD-1 Monoclonal Antibody MK-3475	Poster Discussion Developmental Therapeutics - Immunotherapy	Monday, June 2 1:15PM–4:15PM
Randomized Comparison of Two Doses of the Anti-PD-1 Monoclonal Antibody MK-3475 for Ipilimumab-Refractory (IPI-R) and IPI-Naive (IPI-N) Melanoma (MEL)	Oral Presentation; Developmental Therapeutics – Immunotherapy	Tuesday, June 3 9:45AM–12:45PM
Evaluation of Immune-Related Response Criteria (irRC) in Patients (Pts) With Advanced Melanoma (MEL) Treated With the Anti-PD-1 Monoclonal Antibody MK-3475	Oral Presentation; Developmental Therapeutics - Immunotherapy	Tuesday, June 3 9:45AM–12:45PM
Clinical Efficacy and Correlation With Tumor PD-L1 Expression in Patients (Pts) With Melanoma (MEL) Treated With the Anti-PD-1 Monoclonal Antibody MK-3475	Oral Presentation; Developmental Therapeutics - Immunotherapy	Tuesday, June 3 9:45AM–12:45PM
Lesion-Specific Patterns of Response and Progression With Anti-PD-1 Treatment in Metastatic Melanoma (MM)	Poster	Saturday, May 31 8:00AM–11:45AM

MERCK
Be well

ASCO: First Discussion of First-line Data in NSCLC Title Type/Session Date Safety and Clinical Activity of MK-3475 as Initial Therapy in Patients With Non-Small Cell Lung Cancer (NSCLC) Oral Presentation; Lung Cancer - Non-Small Cell Metastatic Monday, June 2 3:00PM–6:00PM Safety and Clinical Activity of MK-3475 in Previously- Treated Patients With Non-Small Cell Lung Cancer (NSCLC) Poster Discussion; Lung Cancer - Non-Small Cell Metastatic Tuesday, June 3 8:00AM–11:00AM PD-L1 Expression and Survival in Patients With Non- Small Cell Lung Cancer (NSCLC) in Korea Poster; Lung Cancer – Non-Small Cell Metastatic Saturday, May 31 1:15PM–5:00PM No Colon or semi- colon Consistency of spacing in times

ASCO: First Presentation of Monotherapy in Head & Neck Cancer Title Type/Session Date A Phase 1b Study of MK-3475 in Patients With Human Papillomavirus (HPV) and non-HPV Associated Head and Neck (H/N) Cancer Oral Presentation; Head and Neck Cancer - Clinical Science Symposium Sunday, June 1; 11:30AM–1:00PM

What to Expect in 2014 • Anticipated approval in advanced melanoma in US • Filing for advanced melanoma in EU • 4 additional registration trials to begin – First registration studies in 2 new tumor types: head & neck and bladder – Registration studies in 1st line NSCLC and adjuvant melanoma • 7 additional combination trials to begin in melanoma, NSCLC, RCC, and HER2+ breast – In combination with standard of care, immunotherapies, and emerging approaches • Proof of concept in other tumor types • Anti-GITR clinical study initiation • New data at ASCO

Harnessing Immune Mechanisms in Oncology Frank Clyburn President, Global Oncology

Global Sales Concentrated in US and EUCAN Source: IMS MIDAS 2013 Global Oncology Sales of $76B Other

Source: EvaluatePharma (data pulled 4/10/2014) Global Sales, Incidence and Mortality Select Cancer Type 2013 Sales ($mm) Breast cancer $11,530 CRC 7,501 NSCLC 6,757 NHL 6,211 Multiple myeloma 6,210 CML 5,952 Prostate cancer 5,384 RCC 3,749 Melanoma 1,388 ALL 1,304 Liver cancer 868 Glioblastoma 846 Stomach cancer 692 Head & neck 659 Pancreatic 541 Source: EvaluatePharma Source: Globocan (2012)

Potential Launches in Multiple Tumor Types OTHERS BLADDER MELANOMA HEAD & NECK NON-SMALL- CELL LUNG

Potential Launches in Multiple Tumor Types OTHERS BLADDER MELANOMA HEAD & NECK NON-SMALL- CELL LUNG # of drug-treated patients per year ~35,000 (2013 – US, EU5, Japan) # of drug-treated patients per year ~460,000 (2013 – US, EU5, Japan) Source: Decision Resources

Potential Launches in Multiple Tumor Types • Initial market entry in metastatic melanoma • Second indication in non-small-cell lung cancer • Possible application in up to 30 different types of tumors OTHERS BLADDER MELANOMA HEAD & NECK NON-SMALL- CELL LUNG

Immuno-Oncology Potential Chemotherapies • Dacarbazine • Temozolomide Genetic/Bio Selection • BRAF/MEKi: – Vemurafenib – Dabrafenib – Trametinib Immunotherapies • Interferon • Peg-interferon • Interleukin-2 • CTLA4 Future Opportunities • Higher response rates • More durable responses • Improved tolerability • New combinations • Increased efficacy and overall survival

Critical Capabilities for Oncology Leadership 1. Robust clinical development program 2. Expanded scientific engagement 3. Strong market access, distribution, and account management 4. Multifaceted patient support services

Launch READY for Melanoma • Augmented field force in place • Increased presence to ensure comprehensive education • Enhanced presence at scientific congresses • Improved patient support services

Melanoma Patient Insights Inform Patient Support Strategy Metastatic melanoma patients and their caregivers, face a complicated journey of physical, emotional, and financial challenges Patient Insights • Seek treatments that offer hope, efficacy, and tolerability • Find disease and treatment information confusing • Face a significant financial burden • Find it challenging to stay on treatment • Many patients want to be advocates Merck developing resources to support patient needs

Global Market Access Trends in Oncology Trends That Will FACILITATE Access Trends That Will RESTRICT Access • Significant new advances with improved efficacy and tolerability • Public demand and political sensitivity of cancer • High unmet need in oncology recognized by payers • Patient advocacy in cancer is well organized in many markets • Consolidation of practices and use of pathways to manage protocols • Increasing pressure on global healthcare budgets – Cost effectiveness (HTA) – Price referencing • In-class competition

Considerations for NSCLC • Broader oncology audience • Different patient demographics • Different payer mix in US • Focus on market access with strong value dossier

Excited about Opportunities to Improve the Lives of Patients with Cancer • Launch READY in Melanoma • Potential for future indications in multiple tumor types and combinations

Summary

Merck Has the Right Strategy to Drive Growth and Productivity New, Focused Model Suite of Opportunities Delivering Immuno-oncology Harnessing Immuno-Oncology New, Focused Model Suite of Opportunities

Our Intention… To Be the Premier Research-Driven Biopharmaceutical Company − Bring innovation to patients and physicians − Invest in key areas to address unmet need − Access the best external science − Grow EPS off the 2014 base − Industry-leading return of capital to shareholders To deliver superior results to the stakeholders we serve

Focusing on the Future